Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES PRELIMINARY OPERATING RESULTS

FOR SECOND QUARTER 2017

•	Reported a Q2 2017 net loss of $(44) million, a $43 million improvement over Q2 2016

•	Generated $195 million of Cash from Operating Activities during Q2 2017

•	Continued focus on community outreach programs with “Summer of Help and Hope” events

•	Assisted over 11,000 additional struggling families through loan modifications

West Palm Beach, FL – (August 2, 2017) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today announced preliminary operating results for the second quarter of 2017. Ocwen incurred a GAAP net loss of $(44.4) million, or $(0.36) per share, for the three months ended June 30, 2017 compared to a net loss of $(87.2) million for the three months ended June 30, 2016. Ocwen generated revenue of $311.3 million, down 16.6% compared to the second quarter of the prior year, primarily driven by the impact of portfolio run-off and lower HAMP fees due to the expiration of the program offset by mortgage lending growth. Cash Flows from Operating Activities were $195.1 million for the second quarter and $280.7 million for the six months ended June 30, 2017, compared to $172.2 million during the first six months of last year.

“Despite the recent regulatory setbacks, we made progress during the second quarter on a number of fronts. We signed our agreements relating to mortgage servicing rights transfer and subservicing with New Residential Investment Corp. We settled additional legacy litigation matters further reducing future uncertainty; and we specifically identified approximately $12 million in annual corporate overhead cost savings that we expect to realize in the second half of this year. We also saw our servicing business achieve its fourth consecutive quarterly pre-tax profit, and for this quarter, after adjusting for various items such as legal settlements, Ocwen recorded an overall adjusted pre-tax profit of $2.8 million,” commented Ron Faris, President and CEO of Ocwen. Mr. Faris continued, “Just as important, we continued our successful community outreach efforts, assisting over 11,000 struggling families.”

Second Quarter 2017 Results

Pre-tax loss for the second quarter of 2017 was $(41.6) million, a $54.8 million improvement from the second quarter of 2016. Pre-tax results for the quarter include a number of significant items: $(33.6) million of legal settlement-related expenses (after allowing for expected insurance and other recoveries), $(5.6) million of CFPB and state regulatory matter-related defense costs, $(3.7) million of unfavorable GNMA & GSE MSR Fair Value changes and $(1.5) million of severance and other items. Excluding these significant items, the Company had an adjusted pre-tax income of $2.8 million during the second quarter of 2017.

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The Servicing segment recorded $9.2 million of pre-tax income, a $21.4 million improvement versus the second quarter of 2016, despite $(23.0) million lower HAMP fees.

The Lending segment recorded $(0.6) million of pre-tax loss for the second quarter of 2017, a $(5.6) million decline versus the second quarter of 2016. Total mortgage lending volume declined by 26.1% over the second quarter of 2016, driven by a 70% reduction in the Forward Lending Correspondent channel as the Company decided to exit that channel in the second quarter of 2017. The Correspondent volume decline was offset by a 96% increase in the higher margin Forward Lending Retail channel and 33% overall growth in Reverse Lending volumes.

Additional Business Highlights

•	Completed 11,029 modifications in the quarter, 24% of which were HAMP modifications.
•	Delinquencies decreased from 11.2% at December 31, 2016 to 9.6% at June 30, 2017, primarily driven by loss mitigation efforts.
•	The constant pre-payment rate (CPR) increased from 14.0% in the first quarter of 2017 to 15.0% in the second quarter of 2017. In the second quarter of 2017, prime CPR was 18.2%, and non-prime CPR was 13.0%.
•	In the second quarter of 2017, Ocwen originated forward and reverse mortgage loans with unpaid principal balance of $699.5 million and $275.4 million, respectively. The Forward Lending originations decrease of 16.9% versus the first quarter of 2017 was primarily driven by our exit from the Correspondent channel and focus on higher margin retail and wholesale originations.
•	Our reverse mortgage portfolio ended the quarter with an estimated $105.4 million in undiscounted future gains from future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.
•	Partnered with the Hardest Hit Fund Program across 18 states and launched “Summer of Help & Hope” borrower outreach events.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, August 2, 2017, at 8:30 a.m., Eastern Time, to discuss its financial results for the second quarter of 2017. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our July 2017 agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these new arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its amended annual report on Form 10-K/A for the year ended December 31, 2016 (filed with the SEC on 5/15/17) and any current and quarterly reports since such date. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our reference to adjusted pre-tax income. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information may be found on Ocwen’s website.

Preliminary Results

The financial results and other financial data presented in this press release are preliminary, based upon the Company’s estimates and subject to completion of the Company’s financial closing procedures and issuance of its financial statements as of and for the quarter ended June 30, 2017. Moreover, the financial results and other financial data have been prepared on the basis of currently available information. The Company’s final financial results and other financial data could differ materially from its preliminary financial results and other financial data. The Company’s final financial results will be set forth in the Company’s Form 10-Q for the second quarter of 2017.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

Residential Servicing Statistics (Preliminary, Unaudited)
(Dollars in thousands)

	At or for the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Total unpaid principal balance of loans and REO serviced	$194,798,424	$202,369,014	$209,092,130	$216,892,002	$229,276,001

Non-performing loans and REO serviced as a % of total UPB (1)	9.6%	10.7%	11.2%	11.4%	11.9%

Prepayment speed (average CPR)(2) (3)	15.0%	14.0%	15.1%	15.0%	14.2%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.
(3)	Average CPR for the three months ended June 30, 2017 includes 18.2% for prime loans and 13.0% for non-prime loans.

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Segment Results (Preliminary, Unaudited) (Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Servicing
Revenue	$271,784	$325,120	$555,802	$632,547
Expenses	201,928	257,751	418,842	532,070
Other expense, net	(60,638)	(79,553)	(124,613)	(178,340)
Income (loss) before income taxes	9,218	(12,184)	12,347	(77,863)

Lending
Revenue	32,776	35,376	63,522	58,660
Expenses	32,886	31,181	62,217	55,558
Other income (expense), net	(504)	815	(810)	1,329
Income (loss) before income taxes	(614)	5,010	495	4,431

Corporate Items and Other
Revenue	6,740	12,558	13,840	12,604
Expenses	45,666	96,086	75,804	126,047
Other expense, net	(11,286)	(5,696)	(22,984)	(11,648)
Loss before income taxes	(50,212)	(89,224)	(84,948)	(125,091)

Corporate Eliminations
Revenue	—	—	—	—
Expenses	—	—	—	—
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated loss before income taxes	$(41,608)	$(96,398)	$(72,106)	$(198,523)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share data) (Preliminary, Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Servicing and subservicing fees	$255,801	$307,262	$528,303	$604,758
Gain on loans held for sale, net	28,255	27,857	51,199	43,429
Other	27,244	37,935	53,662	55,624
Total revenue	311,300	373,054	633,164	703,811

Expenses
Compensation and benefits	90,411	98,422	182,212	194,671
Servicing and origination	64,516	89,987	132,423	185,679
Professional services	65,405	121,399	107,234	192,306
Technology and communications	24,254	32,709	51,601	59,578
Occupancy and equipment	16,480	20,708	34,229	45,453
Amortization of mortgage servicing rights	12,697	8,347	25,412	21,153
Other	6,717	13,446	23,752	14,835
Total expenses	280,480	385,018	556,863	713,675

Other income (expense)
Interest income	4,239	5,140	8,002	9,330
Interest expense	(81,128)	(91,033)	(165,190)	(197,122)
Gain on sale of mortgage servicing rights, net	1,033	853	1,320	2,028
Other, net	3,428	606	7,461	(2,895)
Total other expense, net	(72,428)	(84,434)	(148,407)	(188,659)

Loss before income taxes	(41,608)	(96,398)	(72,106)	(198,523)
Income tax expense (benefit)	2,828	(9,180)	4,953	(104)
Net loss	(44,436)	(87,218)	(77,059)	(198,419)
Net income attributable to non-controlling interests	(71)	(160)	(172)	(290)
Net loss attributable to Ocwen stockholders	$(44,507)	$(87,378)	$(77,231)	$(198,709)

Loss per share attributable to Ocwen stockholders
Basic	$(0.36)	$(0.71)	$(0.62)	$(1.60)
Diluted	$(0.36)	$(0.71)	$(0.62)	$(1.60)

Weighted average common shares outstanding
Basic	124,582,280	123,893,752	124,300,171	123,993,545
Diluted	124,582,280	123,893,752	124,300,171	123,993,545
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (Preliminary, Unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash	$251,472	$256,549
Mortgage servicing rights ($625,650 and $679,256 carried at fair value)	975,185	1,042,978
Advances, net	219,214	257,882
Match funded assets (related to variable interest entities (VIEs))	1,292,908	1,451,964
Loans held for sale ($239,491 and $284,632 carried at fair value)	260,959	314,006
Loans held for investment, at fair value	4,223,776	3,565,716
Receivables, net	252,797	265,720
Premises and equipment, net	56,409	62,744
Other assets ($18,037 and $20,007 carried at fair value) ($26,570 and $43,331 related to VIEs)	399,672	438,104
Total assets	$7,932,392	$7,655,663

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$4,061,626	$3,433,781
Other financing liabilities ($441,007 and $477,707 carried at fair value)	533,806	579,031
Match funded liabilities (related to VIEs)	1,108,377	1,280,997
Other secured borrowings, net	643,860	678,543
Senior notes, net	347,063	346,789
Other liabilities ($11 and $1,550 carried at fair value)	657,413	681,239
Total liabilities	7,352,145	7,000,380

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 124,778,548 and 123,988,160 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,248	1,240
Additional paid-in capital	529,188	527,001
Retained earnings	48,652	126,167
Accumulated other comprehensive loss, net of income taxes	(1,338)	(1,450)
Total Ocwen stockholders’ equity	577,750	652,958
Non-controlling interest in subsidiaries	2,497	2,325
Total equity	580,247	655,283
Total liabilities and equity	$7,932,392	$7,655,663
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (Preliminary, Unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(77,059)	$(198,419)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	25,412	21,153
Loss on valuation of mortgage servicing rights, at fair value	51,959	59,104
Impairment of mortgage servicing rights	4,650	39,030
Gain on sale of mortgage servicing rights, net	(1,320)	(2,028)
Realized and unrealized (gains) losses on derivative financial instruments	(31)	2,080
Provision for bad debts	31,918	32,785
Depreciation	13,439	11,850
Amortization of debt issuance costs	1,334	6,498
Equity-based compensation expense	3,263	3,079
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(11,381)	(14,451)
Gain on loans held for sale, net	(29,512)	(35,794)
Origination and purchase of loans held for sale	(2,243,475)	(2,883,124)
Proceeds from sale and collections of loans held for sale	2,217,259	2,789,433
Changes in assets and liabilities:
Decrease in advances and match funded assets	226,742	215,525
Decrease in receivables and other assets, net	87,548	75,208
(Decrease) increase in other liabilities	(28,053)	40,955
Other, net	8,043	9,285
Net cash provided by operating activities	280,736	172,169

Cash flows from investing activities
Origination of loans held for investment	(698,473)	(675,665)
Principal payments received on loans held for investment	192,569	238,838
Purchase of mortgage servicing rights	(1,657)	(12,432)
Proceeds from sale of mortgage servicing rights	1,464	15,122
Proceeds from sale of advances	3,719	66,651
Issuance of automotive dealer financing notes	(85,076)	—
Collections of automotive dealer financing notes	76,264	—
Additions to premises and equipment	(7,243)	(17,312)
Other	2,277	8,179
Net cash used in investing activities	(516,156)	(376,619)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued) (Dollars in thousands) (Preliminary, Unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash flows from financing activities
Repayment of match funded liabilities, net	(172,620)	(152,668)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	4,216,466	4,173,609
Repayments of mortgage loan warehouse facilities and other secured borrowings	(4,475,642)	(4,368,903)
Payment of debt issuance costs	(841)	(2,242)
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	664,453	522,981
Repurchase of common stock	—	(5,890)
Other	(1,473)	(794)
Net cash provided by financing activities	230,343	166,093

Net decrease in cash	(5,077)	(38,357)
Cash at beginning of year	256,549	257,272
Cash at end of period	$251,472	$218,915
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